Exhibit 3.97

RESTATED AND AMENDED ARTICLES OF INCORPORATION

OF

ASSOCIATED EMERGENCY PHYSICIANS, INC.

MEDICAL GROUP OF NORTHERN CALIFORNIA

The undersigned certify that:

1. They are the president and the secretary, respectively, of Associated Emergency Physicians, Inc. Medical Group of Northern California.

2. The articles of incorporation of this corporation are amended and restated as follows:

“ARTICLE I

“The name of this corporation is AEP Management Services, Inc.

“ARTICLE II

“The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

“ARTICLE III

“This corporation elects to be governed by all of the provisions of the General Corporation Law of 1977 not otherwise applicable to it under Chapter 23 thereof.

“ARTICLE IV

“The corporation is authorized to issue one class of shares of no par value capital stock, which class shall be designated as “common stock.” The total number of shares of common stock which the corporation shall have authority to issue shall be seventy-five thousand (75,000) shares.

“ARTICLE V

“1. The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

“2. The corporation is authorized to indemnify the officers and directors of the corporation to the fullest extent permissible under California law.

“ARTICLE VI

“Any insurance this corporation is permitted by the California Corporations Code to purchase and maintain on behalf of any of its agents against any liability asserted against or incurred by such agents or arising from their status as such may be purchased from any company regardless of whether this corporation owns all or a portion of the shares of the company issuing such insurance, provided that the policy is limited to the extent required by the Corporations Code.”

3. The foregoing amendment and restatement of the articles of incorporation has been approved by the board of directors.

4. The foregoing amendment and restatement of the articles of incorporation has been approved by the required vote of the shareholders, in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the corporation is 1,066-2/3. The number of shares voting in favor of the amendment equalled or exceeded the vote required. The percentage required was more than 50%.

We further declare under penalty of perjury under the laws of the state of California that the matters set forth above are true and correct of our own knowledge.

Date: 9/24, 1996

/s/Robert V. Violante
Robert V. Violante, President

/s/James B. Lane
James B. Lane, Secretary

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

THE UNDERSIGNED, WILLIAM F. MILLER, III and Andrew G. Buck, certify that:

1. They are the Vice President and Secretary, respectively, of AEP Management Services, Inc., a California corporation (the “Corporation”).

2. Article I of the Restated and Amended Articles of Incorporation of this Corporation is amended and restated to read in its entirety as follows:

“ARTICLE I

The name of the corporation is EmCare of California, Inc.”

3. The foregoing amendment of the Restated and Amended Articles of Incorporation has been duly approved by the Board of Directors.

4. The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the Corporation entitled to vote thereon is 1,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was greater than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

DATED: 5/5, 1998

/s/William F. Miller, III
William F. Miller, II
Vice President

/s/Andrew G. Buck
Andrew G. Buck, Secretary

CERTIFICATE OF OWNERSHIP

William A. Sanger and William A. Sanger certify that:

1.                                       They are the president and the secretary, respectively, of EMCARE OF CALIFORNIA, INC. a California corporation (“Parent”).

2.                                       Parent owns 100% of the outstanding shares of PACIFIC EMERGENCY SPECIALISTS MANAGEMENT, INC., a California corporation.

3.                                       The board of directors of Parent duly adopted the following resolution:

RESOLVED, that this corporation merge Pacific Emergency Specialists, Inc., its wholly-owned subsidiary corporation, into itself and assume all its obligations pursuant to Section 1110, California Corporations Code.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

The Merger shall become effective in the State of California upon the filing of this Certificate of Ownership by the Secretary of State of the State of California as prescribed by law.

Executed as of this 24th day of December, 2008

By:	/s/ William A. Sanger
Name:	William A. Sanger
Title:	President

By:	/s/ William A. Sanger
Name:	William A. Sanger
Title:	Secretary

CERTIFICATE OF OWNERSHIP

William A. Sanger and William A. Sanger certify that:

1.                                       They are the president and the secretary, respectively, of EMCARE OF CALIFORNIA, INC., a California corporation (“Parent”).

2.                                       Parent owns 100% of the outstanding shares of HELIX PHYSICIANS MANAGEMENT, INC., a California corporation.

3.                                       The board of directors of Parent duly adopted the following resolution:

RESOLVED, that this corporation merge Helix Physicians Management, Inc., its wholly-owned subsidiary corporation, into itself and assume all its obligations pursuant to Section 1110, California Corporations Code.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

The Merger shall become effective in the State of California upon the filing of this Certificate of Ownership by the Secretary of State of the State of California as prescribed by law.

Executed as of this 24th day of December, 2008.

By:	/s/ William A. Sanger
Name:	William A. Sanger
Title:	President

By:	/s/ William A. Sanger
Name:	William A. Sanger
Title:	Secretary

CERTIFICATE OF OWNERSHIP

William A. Sanger and William A. Sanger certify that:

1.                                       They are the president and the secretary, respectively, of EMCARE OF CALIFORNIA, INC., a California corporation (“Parent”).

2.                                       Parent owns 100% of the outstanding shares of NORMAN BRUCE JETTON, INC., a California corporation. (“Parent”).

3.                                       The board of directors of Parent duly adopted the following resolution:

RESOLVED, that this corporation merge Norman Bruce Jetton, Inc., its wholly-owned subsidiary corporation, into itself and assume all its obligations pursuant to Section 1110, California Corporations Code.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

The Merger shall become effective in the State of California upon the filing of this Certificate of Ownership by the Secretary of State of the State of California as prescribed by law.

Executed as of this 24th day of December, 2008.

By:	/s/ William A. Sanger
Name:	William A. Sanger
Title:	President

By:	/s/ William A. Sanger
Name:	William A. Sanger
Title:	Secretary